Exhibit 10.1

AMENDMENT NO. 2
ETHANOL MARKETING AGREEMENT

THIS Amendment No. 2 (“Amendment 2”), dated             , 2020, is entered into by and between Eco-Energy, LLC., a Tennessee corporation with its registered office at 6100 Tower Circle, Suite 500, Franklin, Tennessee 37067 (“Eco”), and Lincolnway Energy an Iowa limited liability company, with its principal office located at 59511 West Lincoln Highway, Nevada, IA 50201 (“LWE”).  Eco and LWE are hereinafter also referred to collectively as the “Parties.”

RECITALS

A.          On October 2, 2015, Eco and LWE entered into an Ethanol Marketing Agreement (“Agreement”) that established the terms and conditions related to Eco’s rights and obligations regarding the purchase of LWE’s entire ethanol output, with the exception of specific E85 sales directly sold by LWE.  A copy of the Agreement—including Exhibit A—is attached hereto as Appendix 1.  Unless otherwise set forth herein, all terms shall have the meaning set forth in the Agreement.

B.          The Agreement provided for a thirty-three (33) month term that commenced on January 1, 2016 and terminated on September 30, 2018.  In June 2018, the Parties entered into Amendment No. 1 to the Agreement (attached hereto as Appendix 2), which modified the Marketing Fees payable to Eco by LWE, extended the expiration date until September 30, 2020, updated the Parties contact information and added a Section 30(i) providing LWE certain termination rights.

C.          The Parties now desire to alter the Agreement in order to memorialize the modifications recently agreed upon by the Parties as well as incorporate such modifications into the Agreement.

NOW, THEREFORE, the written signatures of the Parties integrate this Amendment No. 2 into the Agreement making it a binding, and legally enforceable, portion of such.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Eco and LWE agree as follows:

I.	EFFECTIVE DATE: The modifications specified in Paragraph II of this Amendment No. 2 shall become effective on October 1, 2020.

II.	MODIFICATIONS:

1)          Section 3 of the Agreement (as modified by Amendment No. 1) is hereby deleted in its entirety and replaced with the following:

3.          Purchase Price and Fees:  The amount payable by Eco to LWE for ethanol that is purchased by Eco pursuant to this Agreement shall be determined as follows (the “Net Payment”):  The Net Payment for ethanol shall be the Purchase Price set forth in the applicable Accepted Purchase Order less the fee payable by LWE for the services to be provided by Eco under this Agreement (the “Marketing Fee”), which shall be [*].

2)          The first sentence of Section 20(a) of the Agreement is hereby amended as follows in order to extend the term:

* Portion omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K (17 CFR § 229.601(b)(10)(iv)) because it is both not material and would likely cause competitive harm to the company if publicly disclosed.

20.          Term and Termination:

(a)	The term of this Agreement shall commence on January 1, 2016 and shall continue until September 30, 2021 (the “Term”).

3)          Section 20(a) is hereby amended to add the following new subsection (vi):

(vi)	By LWE, at any time, upon ninety (90) days’ prior written notice to Eco.

4)          Section 30(i) of the Agreement (as added by Amendment No. 1) is hereby deleted in its entirety.

III.	EFFECT OF AMENDMENT NO. 2: Except as expressly modified in Section II of this Amendment No. 2, the Agreement remains unchanged and in full force and effect.

IV.
ENTIRETIES:  This Amendment No. 2 represents the final agreement between the Parties regarding the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the Parties.

ECO ENERGY, LLC.		LINCOLNWAY ENERGY

By:	/s/ John Bowman	By:	/s/ Seth Harder

Name:	John Bowman	Name:	Seth Harder

Title:	V.P. Alliance Marketing	Title:	Chief Executive Officer

* Portion omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K (17 CFR § 229.601(b)(10)(iv)) because it is both not material and would likely cause competitive harm to the company if publicly disclosed.